SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):
April 6, 2001

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-8185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

333 E. Main Street Midland, Michigan (Address of Principal Executive Offices)		48640 (Zip Code)

Registrant's telephone number, including area code: (517) 839-5350

Item 9.          Regulation FD Disclosure

                    Chemical Financial Corporation will hold its annual meeting of shareholders on Monday, April 16, 2001, at 2:00 p.m., Eastern Standard Time at which meeting the shareholders will (1) elect a board of eleven directors; and (2) transact any other business that may properly be brought before the meeting.

                    Chemical is making this meeting accessible to the public by telephone on a listen-only basis. Anyone interested in the meeting may access the meeting on a live basis by dialing (800) 946-0705. No access code is required to access the meeting on a live basis. Chemical will also replay the meeting on a recorded basis from April 16, 2001 through April 23, 2001. The meeting may be accessed on a recorded basis at any time by dialing 888-203-1112 and then entering access code 648224.

Forward-Looking Statements

Chemical's discussion during this special meeting may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, expressions such as " anticipates," "believes," "expects," "intends," "plans," "is likely," "will," "projects," "estimates," "should," "forecasts," "predicts," "judgment," "opinion" and "view." These statements are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those expressed or implied by forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to, the possibility that anticipated cost savings and revenue enhancements from the merger or other actions may not be fully realized within the expected time frame and that future circumstances could cause business decisions or accounting treatment to be decided differently than now intended. Chemical undertakes no obligation to release revisions to these forward-looking statements or reflect events or conditions after the date of the discussion at the special meeting.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	April 6, 2001	CHEMICAL FINANCIAL CORPORATION (Registrant)

		By:	/s/Lori A. Gwizdala
Lori A. Gwizdala Its Senior Vice President and Chief Financial Officer